Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

Contact:	John C. Merriwether Vice President of Financial Relations Health Management Associates, Inc. (239) 598-3131

HEALTH MANAGEMENT 3rd QUARTER 2011 DILUTED EPS FROM CONTINUING OPERATIONS

INCREASES 21.4% TO $0.17 AND NET REVENUE INCREASES 12.0% TO $1.40 BILLION

2011 Diluted EPS from Continuing Operations Objective Range Affirmed at $0.76 - $0.80

NAPLES, FLORIDA (October 24, 2011) Health Management Associates, Inc. (NYSE: HMA) today announced its consolidated financial results for the third quarter ended September 30, 2011.

Key metrics from continuing operations for the third quarter (all percentage changes compare the third quarter of 2011 to the third quarter of 2010) include:

•

Diluted earnings per share (“EPS”) increased 21.4% to $0.17. Excluding certain acquisition and government investigation related expenses, as further described below and as shown in the tables accompanying this press release, diluted earnings per share from continuing operations increased 35.7% to $0.19 as compared to $0.14 per diluted share for the same quarter a year ago;

•	Revenue increased 12.0% to $1,400.2 million;

•	Income from continuing operations increased 24.2% to $49.7 million;

•	Adjusted EBITDA increased 14.9% to $195.5 million. Adjusted EBITDA excludes approximately $9.3 million, or $0.02 per diluted share, of acquisition and government investigation related expenses;

•	Admissions increased 4.9% while adjusted admissions increased 7.6%;

•	Same hospital net revenue increased 4.7% to $1,309.0 million;

•	Same hospital net revenue per adjusted admission increased 3.8%;

•	Same hospital Adjusted EBITDA increased 7.6% to $216.6 million, resulting in a 40 basis point improvement in margin, to 16.5%;

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Health Management Associates, Inc. / Page 2

•	Same hospital surgeries increased 0.2%, and

•	Same hospital adjusted admissions increased 0.8%.

Acquisition related expenses have been segregated due to the size of the acquisition of the assets of Mercy Health Partners, Inc., and include legal and other costs associated with the transaction, which was separately financed. Likewise, management believes the expenses related to cooperating with the on-going government investigations should also be considered separately because they are outside the normal scope of our regulatory compliance activities and are expected to continue for the next several quarters.

The tables accompanying this press release include a reconciliation of consolidated net income to all presentations of Adjusted EBITDA (which is not a GAAP measure) contained in this press release. Those tables also reconcile earnings per share on a GAAP basis to those amounts presented in this press release and contain disclaimers and other important information regarding how Health Management defines and uses Adjusted EBITDA.

For continuing operations at hospitals operated by Health Management for one year or more, referred to as same hospital operations, net revenue increased $58.6 million or, 4.7%, to $1,309.0 million compared to the prior year’s third quarter. Adjusted EBITDA from same hospital operations grew 7.6% to $216.6 million, representing 16.5% of net revenue, as compared to $201.2 million and 16.1%, respectively, for the same quarter a year ago. Declines in uninsured admissions contributed to a 1.8% decline in admissions from same hospital continuing operations in the third quarter. Continued strong outpatient services contributed to a nearly 1% increase in same hospital adjusted admissions compared to the same period a year ago.

“Continued adherence to our proven operating initiatives and disciplined cost controls generated another solid quarter of EPS growth in excess of 20%,” said Gary D. Newsome, Health Management’s President and Chief Executive Officer. “We are pleased with the progress we are making in our emergency room operations, physician recruitment and market service development at both our same-hospital and recently acquired facilities, and we continue to attract considerable interest from hospitals seeking a partner to help navigate a turbulent operating environment while adhering to a patient-centered culture.”

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Health Management Associates, Inc. / Page 3

Health Management’s provision for doubtful accounts, or bad debt expense, was $178.9 million, or 12.8% of net revenue, for the third quarter compared to $156.7 million, or 12.5% of net revenue, for the same quarter a year ago.

Uninsured self-pay patient discounts for the third quarter were $227.0 million, compared to $212.1 million for the same quarter a year ago. Charity/indigent care write-offs were $24.0 million for the third quarter, which was unchanged from the same quarter a year ago. The sum of uninsured discounts, charity/indigent write-offs and bad debt expense, as a percent of the sum of net revenue, uninsured discounts and charity/indigent write-offs (which Health Management refers to as the Uncompensated Patient Care Percentage) was 26.0% for the third quarter, compared to 26.4% for the third quarter a year ago, and 25.8% for the quarter ended June 30, 2011. Health Management believes that its Uncompensated Patient Care Percentage provides key information regarding the aggregate level of patient care for which it does not receive payment.

Cash flow from continuing operating activities for the third quarter was $175.5 million, after cash interest and cash tax payments aggregating $44.0 million. Health Management’s total leverage ratio and interest coverage ratio were 3.87 and 3.73, respectively, at September 30, 2011. These ratios are well within the requirements of Health Management’s credit facilities.

For the nine months ended September 30, 2011, Health Management reported net revenue of $4,222.4 million and Adjusted EBITDA of $612.0 million. During the nine month period, income from continuing operations was $168.6 million and net income attributable to Health Management’s common stockholders was $147.9 million, or $0.59 per diluted share from continuing operations, a 20.4% increase compared to $0.49 per diluted share from continuing operations for the nine months ended September 30, 2010.

Health Management is affirming its diluted EPS from continuing operations objective range for fiscal year 2011 to be between $0.76 and $0.80.

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Health Management Associates, Inc. / Page 4

As previously announced, effective September 30, 2011, a subsidiary of Health Management completed the acquisition of substantially all of the assets of Mercy Health Partners, Inc. which is a subsidiary of Catholic Health Partners. The Mercy Health Partners system has been renamed Tennova Healthcare, and Health Management now owns or operates all seven of the Tennova Healthcare hospitals, which include a total of 1,323 licensed beds and additional continuum-of-care services that are part of the East Tennessee health system. Tennova Healthcare has historically generated approximately $600 million of annual net revenue, and the purchase price for the transaction was approximately $525 million in cash, plus certain adjustments for working capital, and the assumption of certain long-term lease liabilities.

“We are very pleased to welcome the Tennova Healthcare physicians and health care professionals into the Health Management family, and we look forward to serving the residents of the greater Knoxville, Tennessee region,” added Newsome. “Although this transaction has just been completed, the integration process began months ago and it is progressing as expected. Our acquisition pipeline remains very active, and we have the systems, personnel and capital to continue our strategic acquisition approach.”

Health Management’s executive team will hold a conference call and webcast to discuss the contents of this press release and Health Management’s consolidated financial results for the three and nine months ended September 30, 2011 on Tuesday, October 25, 2011 at 11:00 a.m. EDT. Investors are invited to access the webcast via Health Management’s website at www.HMA.com or via www.streetevents.com. Alternatively, investors may join the conference call by dialing 877-476-3476.

Health Management will archive a copy of the audio webcast of the conference call, along with any related information that Health Management may be required to provide pursuant to Securities and Exchange Commission rules, on its website under the heading “Investor Relations” for a period of 60 days following the conference call.

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Health Management Associates, Inc. / Page 5

Health Management enables America’s best local health care by providing the people, processes, capital and expertise necessary for its hospital and physician partners to fulfill their local missions of delivering superior health care services. Health Management, through its subsidiaries, operates 66 hospitals, with approximately 10,400 licensed beds, in non-urban communities located throughout the United States.

All references to “Health Management,” “HMA” or the “Company” used in this release refer to Health Management Associates, Inc. and its affiliates.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “plans,” “could” and other similar words. All statements addressing operating performance, events or developments that Health Management Associates, Inc. expects or anticipates will occur in the future, including but not limited to projections of revenue, income or loss, capital expenditures, earnings per share, debt structure, bad debt expense, capital structure, repayment of indebtedness, other financial items and operating statistics, statements regarding the plans and objectives of management for future operations, innovations, or market service development, statements regarding acquisitions, joint ventures, divestitures and other proposed or contemplated transactions (including but not limited to statements regarding the potential for future acquisitions and perceived benefits of acquisitions), statements of future economic performance, statements regarding the effects and/or interpretations of recently enacted or future health care laws and regulations, statements of the assumptions underlying or relating to any of the foregoing statements, and other statements which are other than statements of historical fact, are considered to be “forward-looking statements.”

Because they are forward-looking, such statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Health Management Associates, Inc.’s most recent Annual Report on Form 10-K, including under the heading entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of Health Management Associates, Inc.’s underlying assumptions prove incorrect, actual results could vary materially from those currently anticipated. In addition, undue reliance should not be placed on Health Management Associates, Inc.’s forward-looking statements. Except as required by law, Health Management Associates, Inc. disclaims any obligation to update such risk factors or to publicly announce any revisions to any of the forward-looking statements contained in this press release.

(financial tables follow)

HEALTH MANAGEMENT ASSOCIATES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(unaudited, in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

Net revenue	$1,400,244	$1,250,362	$4,222,426	$3,745,617

Operating expenses:
Salaries and benefits	549,857	494,377	1,665,093	1,477,820
Supplies	179,993	171,389	560,248	524,880
Provision for doubtful accounts	178,873	156,742	521,729	460,807
Depreciation and amortization	65,605	59,813	194,434	180,615
Rent expense	38,117	29,679	110,738	89,273
Other operating expenses	267,140	228,489	762,115	646,829

Total operating expenses	1,279,585	1,140,489	3,814,357	3,380,224

Income from operations	120,659	109,873	408,069	365,393

Other income (expense):
Gains (losses) on sales of assets, net	(302)	(435)	(1,096)	844
Interest and other income, net	1,752	3,342	2,879	7,264
Interest expense	(50,018)	(52,827)	(152,088)	(158,931)

Income from continuing operations before income taxes	72,091	59,953	257,764	214,570
Provision for income taxes	(22,387)	(19,947)	(89,178)	(75,008)

Income from continuing operations	49,704	40,006	168,586	139,562
Income (loss) from discontinued operations, net of income taxes	255	(126)	(1,182)	(550)

Consolidated net income	49,959	39,880	167,404	139,012
Net income attributable to noncontrolling interests	(6,231)	(4,587)	(19,541)	(17,122)

Net income attributable to Health Management Associates, Inc.	$43,728	$35,293	$147,863	$121,890

Earnings (loss) per share attributable to Heath Management Associates, Inc. common stockholders:
Basic and Diluted:
Continuing operations	$0.17	$0.14	$0.59	$0.49
Discontinued operations	—	—	(0.01)	—

Net income	$0.17	$0.14	$0.58	$0.49

Weighted average number of shares outstanding:
Basic	252,157	248,526	251,327	248,161

Diluted	255,124	250,972	254,703	250,683

Net income attributable to Health Management Associates, Inc.
Income from continuing operations, net of income taxes	$43,473	$35,419	$149,045	$122,440
Income (loss) from discontinued operations, net of income taxes	255	(126)	(1,182)	(550)

Net income attributable to Health Management Associates, Inc.	$43,728	$35,293	$147,863	$121,890

HEALTH MANAGEMENT ASSOCIATES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited, in thousands)

	Nine Months Ended September 30,
	2011	2010

Cash flows from operating activities:
Consolidated net income	$167,404	$139,012
Adjustments to reconcile consolidated net income to net cash provided by continuing operating activities:
Depreciation and amortization	199,428	185,654
Provision for doubtful accounts	521,729	460,807
Stock-based compensation expense	19,301	13,762
Losses (gains) on sales of assets, net	1,096	(844)
Gains on sales of available-for-sale securities, net	(706)	(4,454)
Deferred income tax expense (benefit)	48,375	(3,996)
Changes in assets and liabilities of continuing operations, net of the effects of acquisitions:
Accounts receivable	(573,902)	(484,664)
Supplies, prepaid expenses and other current assets	(12,251)	(9,625)
Prepaid and recoverable income taxes	(8)	28,715
Deferred charges and other long-term assets	(1,584)	(13,441)
Accounts payable, accrued expenses and other liabilities	79,806	44,762
Equity compensation excess income tax benefits	(2,919)	(1,112)
Loss from discontinued operations, net of income taxes	1,182	550

Net cash provided by continuing operating activities	446,951	355,126

Cash flows from investing activities:
Acquisitions of hospitals and other	(573,439)	(37,907)
Additions to property, plant and equipment	(202,819)	(146,608)
Proceeds from sales of assets and insurance recoveries	1,792	2,298
Proceeds from sales of discontinued operations	4,851	—
Purchases of available-for-sale securities	(1,153,492)	(660,530)
Proceeds from sales of available-for-sale securities	1,173,348	667,859
Increase in restricted funds	(28,260)	(7,935)

Net cash used in continuing investing activities	(778,019)	(182,823)

Cash flows from financing activities:
Proceeds from long-term borrowings	370,700	—
Principal payments on debt and capital lease obligations	(34,047)	(30,353)
Proceeds from exercises of stock options	14,067	5,462
Payments for debt issuance costs	(10,625)	—
Cash received from noncontrolling shareholders	—	2,547
Cash payments to noncontrolling shareholders	(21,828)	(14,978)
Equity compensation excess income tax benefits	2,919	1,112

Net cash provided by (used in) continuing financing activities	321,186	(36,210)

Net increase (decrease) in cash and cash equivalents before discontinued operations	(9,882)	136,093
Net increases (decreases) in cash and cash equivalents from discontinued operations:
Operating activities	8,004	4,945
Investing activities	(11,583)	(1,302)

Net increase (decrease) in cash and cash equivalents	(13,461)	139,736
Cash and cash equivalents at the beginning of the period	101,812	106,018

Cash and cash equivalents at the end of the period	$88,351	$245,754

HEALTH MANAGEMENT ASSOCIATES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS AND STATISTICS

(unaudited, in thousands)	September 30, 2011	December 31, 2010

Assets
Current assets:
Cash and cash equivalents	$88,351	$101,812
Available-for-sale securities	37,485	57,327
Accounts receivable, net	799,139	759,131
Other current assets	294,971	268,726
Assets of discontinued operations	13,802	11,384
Property, plant and equipment, net	3,179,720	2,662,947
Restricted funds	79,257	51,067
Other assets	1,191,985	997,691

Total assets	$5,684,710	$4,910,085

Liabilities and Stockholders’ Equity
Current liabilities	$670,867	$555,630
Deferred income taxes	231,386	157,177
Other long-term liabilities	721,213	680,073
Long-term debt	3,338,685	2,983,719
Stockholders’ equity	722,559	533,486

Total liabilities and stockholders’ equity	$5,684,710	$4,910,085

	Three Months Ended September 30,			Nine Months Ended September 30,
	2011	2010	% Change	2011	2010	% Change
Continuing Operations
Occupancy	41.1%	41.7%		43.7%	44.5%
Patient days	335,934	319,327	5.2%	1,059,584	1,007,788	5.1%

Admissions	81,411	77,626	4.9%	250,307	241,183	3.8%
Adjusted admissions	155,097	144,133	7.6%	466,547	434,441	7.4%

Average length of stay	4.1	4.1		4.2	4.2
Surgeries	81,665	77,922	4.8%	246,992	233,695	5.7%
Emergency room visits	376,539	356,935	5.5%	1,145,401	1,043,010	9.8%

Net revenue (in thousands)	$1,400,244	$1,250,362	12.0%	$4,222,426	$3,745,617	12.7%
Net revenue per adjusted admission	$9,028	$8,675	4.1%	$9,050	$8,622	5.0%
Total inpatient revenue percentage	46.9%	48.5%		48.3%	50.2%
Total outpatient revenue percentage	53.1%	51.5%		51.7%	49.8%

Same Hospitals
Occupancy	40.5%	41.7%		42.8%	44.5%
Patient days	311,537	319,327	-2.4%	972,382	1,007,788	-3.5%

Admissions	76,211	77,626	-1.8%	231,407	241,183	-4.1%
Adjusted admissions	145,354	144,133	0.8%	431,026	434,441	-0.8%

Average length of stay	4.1	4.1		4.2	4.2
Surgeries	78,108	77,922	0.2%	234,796	233,695	0.5%
Emergency room visits	359,404	356,935	0.7%	1,061,732	1,043,010	1.8%

Net revenue (in thousands)	$1,309,012	$1,250,362	4.7%	$3,916,814	$3,745,617	4.6%
Net revenue per adjusted admission	$9,006	$8,675	3.8%	$9,087	$8,622	5.4%
Total inpatient revenue percentage	47.3%	48.5%		48.6%	50.2%
Total outpatient revenue percentage	52.7%	51.5%		51.4%	49.8%

HEALTH MANAGEMENT ASSOCIATES, INC.

SUPPLEMENTAL CONSOLIDATED STATEMENTS OF INCOME INFORMATION

(unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

Net revenue	$1,400,244	$1,250,362	$4,222,426	$3,745,617
Less acquisitions	91,232	—	305,612	—

Same hospital net revenue	$1,309,012	$1,250,362	$3,916,814	$3,745,617

Consolidated net income	$49,959	$39,880	$167,404	$139,012

Adjustments:
(Income) loss from discontinued operations, net of income taxes	(255)	126	1,182	550
Provision for income taxes	22,387	19,947	89,178	75,008
(Gains) losses on sales of assets, net	302	435	1,096	(844)
Interest and other income, net	(1,752)	(3,342)	(2,879)	(7,264)
Interest expense	50,018	52,827	152,088	158,931
Costs for acquisitions and government investigations	9,272	464	9,455	800
Depreciation and amortization	65,605	59,813	194,434	180,615

Adjusted EBITDA (a)	195,536	170,150	611,958	546,808

Adjustment for acquisitions, corporate and other	21,023	31,032	71,514	96,300

Same hospital operating Adjusted EBITDA (a)	$216,559	$201,182	$683,472	$643,108

Same hospital operating Adjusted EBITDA margins =
Same hospital operating Adjusted EBITDA / Same hospital net revenue (a)	16.5%	16.1%	17.4%	17.2%

(a)	Adjusted EBITDA is defined as consolidated net income before discontinued operations, net gains (losses) on sales of assets, net interest and other income, interest expense, income taxes, costs for acquisitions and government investigations, and depreciation and amortization. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by net revenue. Adjusted EBITDA is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP. Nevertheless, Health Management believes that providing non-GAAP information such as Adjusted EBITDA is important for investors and other readers of Health Management’s consolidated financial statements, as it is commonly used as an analytical indicator within the health care industry and Health Management’s debt facilities contain covenants that use Adjusted EBITDA in their calculations. Because Adjusted EBITDA is a non-GAAP measure and is thus susceptible to varying calculations, Adjusted EBITDA, as presented, may not be directly comparable to other similarly titled measures used by other companies.

HEALTH MANAGEMENT ASSOCIATES, INC.

SUPPLEMENTAL CONSOLIDATED STATEMENTS OF INCOME INFORMATION

(unaudited, in thousands)

The following tables provide information regarding income from continuing operations attributable to Health Management, excluding the impact of acquisition and government investigation costs. These tables are a non-GAAP presentation; nonetheless, Health Management believes that providing this detail is beneficial to investors and other readers of Health Management’s financial statements due to the significant impact these items had on income from continuing operations attributable to Health Management.

Three Months Ended September 30, 2011

	Continuing Operations	Acquisition Costs	Investigation Costs	Total, As Reported

Income from continuing operations before income taxes	$81,363	$(4,819)	$(4,453)	$72,091
Net income from continuing operations attributable to noncontrolling interests	(6,231)	—	—	(6,231)

Income from continuing operations before income taxes attributable to Health Management Associates, Inc.	75,132	(4,819)	(4,453)	65,860
Provision for income taxes	(25,980)	1,867	1,726	(22,387)

Income from continuing operations attributable to Health Management Associates, Inc. common stockholders	$49,152	$(2,952)	$(2,727)	$43,473

Earnings per share attributable to Health Management Associates, Inc. common stockholders:
Basic	$0.19	$(0.01)	$(0.01)	$0.17

Diluted	$0.19	$(0.01)	$(0.01)	$0.17

Three Months Ended September 30, 2010

	Continuing Operations	Acquisition Costs	Total, As Reported

Income from continuing operations before income taxes	$60,417	$(464)	$59,953
Net income from continuing operations attributable to noncontrolling interests	(4,587)	—	(4,587)

Income from continuing operations before income taxes attributable to Health Management Associates, Inc.	55,830	(464)	55,366
Provision for income taxes	(20,127)	180	(19,947)

Income from continuing operations attributable to Health Management Associates, Inc. common stockholders	$35,703	$(284)	$35,419

Earnings per share attributable to Health Management Associates, Inc. common stockholders:
Basic	$0.14	$—	$0.14

Diluted	$0.14	$—	$0.14

HEALTH MANAGEMENT ASSOCIATES, INC.

SUPPLEMENTAL CONSOLIDATED STATEMENTS OF INCOME INFORMATION

(continued)

(unaudited, in thousands)

Nine Months Ended September 30, 2011

	Continuing Operations	Acquisition Costs	Investigation Costs	Total, As Reported

Income from continuing operations before income taxes	$267,219	$(5,002)	$(4,453)	$257,764
Net income from continuing operations attributable to noncontrolling interests	(19,541)	—	—	(19,541)

Income from continuing operations before income taxes attributable to Health Management Associates, Inc.	247,678	(5,002)	(4,453)	238,223
Provision for income taxes	(92,842)	1,938	1,726	(89,178)

Income from continuing operations attributable to Health Management Associates, Inc. common stockholders	$154,836	$(3,064)	$(2,727)	$149,045

Earnings per share attributable to Health Management Associates, Inc. common stockholders:
Basic	$0.61	$(0.01)	$(0.01)	$0.59

Diluted	$0.61	$(0.01)	$(0.01)	$0.59

Nine Months Ended September 30, 2010

	Continuing Operations	Acquisition Costs	Total, As Reported
Income from continuing operations before income taxes	$215,370	$(800)	$214,570
Net income from continuing operations attributable to noncontrolling interests	(17,122)	—	(17,122)

Income from continuing operations before income taxes attributable to Health Management Associates, Inc.	198,248	(800)	197,448
Provision for income taxes	(75,318)	310	(75,008)

Income from continuing operations attributable to Health Management Associates, Inc. common stockholders	$122,930	$(490)	$122,440

Earnings per share attributable to Health Management Associates, Inc. common stockholders:
Basic	$0.49	$—	$0.49

Diluted	$0.49	$—	$0.49

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